SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

CHECKERS DRIVE-IN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to the Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No:

(3)	Filing Party:

(4)	Date Filed:

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

April 20, 2004

Dear Stockholder:

You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc. The Meeting will be held May 25, 2004 at 9:00 a.m., Eastern Daylight Savings Time, at the Tampa Double Tree Hotel, located at 4500 West Cypress Street, Tampa, Florida.

The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We will also report on the progress of the Company and comment on matters of current interest.

It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

Your Board of Directors and management look forward to greeting you personally at the Meeting.

Sincerely,

Brian R. Doster

Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 25, 2004

Notice is hereby given that the Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc., a Delaware corporation, will be held at the Tampa Double Tree Hotel located at 4500 West Cypress Street, Tampa, Florida, on May 25, 2004 at 9:00 a.m. Eastern Daylight Savings Time for the following purposes:

1.	To elect two Directors to serve until the Annual Meeting in 2007, until their successors are elected and qualified or until their earlier resignation, removal from office or death;

2.	To ratify and approve the Company’s 2004 Stock Award Plan for Non-Employee Directors;

3.	To ratify and approve the appointment of KPMG LLP as the Company’s independent auditors for fiscal 2004; and

4.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 2003 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on April 2, 2004 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at Checkers Drive-In Restaurants, Inc., at 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

By order of the Board of Directors,

Brian R. Doster

Secretary

CHECKERS DRIVE-IN RESTAURANTS, INC.

4300 West Cypress Street, Suite 600

Tampa, Florida 33607

PROXY STATEMENT

This Proxy Statement is furnished by the Board of Directors and management of Checkers Drive-In Restaurants, Inc. (the “Company”) in connection with the solicitation of proxies to be voted at the Company’s 2004 Annual Meeting of Stockholders, which will be held on May 25, 2004 at 9:00 a.m., at the Tampa Double Tree Hotel located at 4500 West Cypress Street, Tampa, Florida (the “Meeting”).

Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

The close of business on April 2, 2004, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting (“Stockholders”). As of February 23, 2004, 12,049,356 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”) were outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on April 2, 2004, on all matters that come before the Meeting.

The affirmative vote of the majority of the votes cast at the Meeting will be required for the election of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more Directors will not be treated as voted with respect to the Directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against such other matters.

In accordance with the rules of the NASDAQ National Market, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileged of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. If a broker indicated that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to that matter. Shares represented by such broker non-votes will, however, be counted for purposes of determining whether there is a quorum.

The cost of soliciting proxies will be borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is April 20, 2004.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

There are currently six seats on the Board of Directors, with one vacancy. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The terms of office of two of the Company’s Directors, Terry N. Christensen and Willie D. Davis, will expire at the Meeting. The Company’s Certificate of Incorporation requires that the Board of Directors be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors. The Board of Directors unanimously recommends that you vote “FOR” the election of Messrs. Christensen and Davis as Directors, to hold office until the Company’s annual meeting in 2007 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. See “Management—Directors and Executive Officers” and Security Ownership of Management and Others” for further information on each nominee. Stockholders may vote for up to two nominees. Stockholders may not vote cumulatively in the election of Directors.

MANAGEMENT

The following table sets forth the names and ages of the Directors of the Company and the positions they hold.

Name	Age	Position
Peter C. O’Hara	48	Chairman of the Board of Directors (term expiring in 2005)
Keith E. Sirois	52	President,Chief Executive Officer and Director (term expiring in 2005)
David Gotterer	75	Director(term expiring in 2006)
Burt Sugarman	65	Director(term expiring in 2006)
Terry N.Christensen	63	Director(term expiring in 2004) Nominee for Director with term expiringin 2007
Willie D. Davis	69	Director(term expiring in 2004) Nominee for Director with term expiringin 2007

Directors

PETER C. O’HARA has served as a director since June 1998, as Chairman of the Board since December 2002 and Vice Chairman from September 1999 to December 2002. He has served as president of Capital Management of L.I., N.Y., Inc. since March of 1994. Capital Management of L.I., N.Y., Inc. was a Checkers franchise area developer for Long Island, New York through October 2001.

KEITH E. SIROIS has served as President and Chief Executive Officer since May 1, 2003 and was appointed a Director on February 26, 2004. He served as Vice President of Franchise Operations from September 1999 until May 1, 2003 and as Director of Franchise Operations from September 1998 to September 1999. Mr. Sirois served as a franchise business consultant with Checkers from August 1996 to September 1998. From March 1992 to September 1996, Mr. Sirois served as Vice President of Operations for Heartwise Express, Inc. in Chicago, Illinois.

DAVID GOTTERER has served as a director since August 1999. Mr. Gotterer has been a partner in the accounting firm of Mason & Company, LLP, New York, New York, for more than the past five years. Mr. Gotterer is a director and Vice Chairman of GIANT GROUP, LTD.

BURT SUGARMAN has served as a director since June 1997. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of GIANT GROUP, LTD. for the past five years and also served as a director of Santa Barbara Restaurant Group until its merger with CKE Restaurants, Inc. Mr. Sugarman served as Chairman of the Board of Rally’s Hamburgers, Inc. from November 1994 to October 1997.

The following two individuals were members of the Board of Directors during the Company’s 2003 fiscal year whose terms expire at the Meeting and who are standing for re-election:

WILLIE D. DAVIS has served as a director since August 1999. Mr. Davis has been the President and a director of All-Pro Broadcasting, Inc., a holding company operating several radio stations, for more than the past five years. Mr. Davis currently also serves on the board of directors of Sara Lee Corporation, K-Mart Corporation, Dow Chemical Company, Metro-Goldwyn-Mayer Inc., MGM Mirage, Basset Furniture Industries, Incorporated and the Strong Fund.

TERRY N. CHRISTENSEN has served as a director since November 1996. Mr. Christensen has been a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Mr. Christensen is a director of GIANT GROUP, LTD. and MGM Mirage. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP performed legal services for us in 2003 and 2002. Such services have related to litigation, compliance with securities laws and other business matters.

Executive Officers

Set forth below is a description of the business experience and the ages of our executive officers, other than Mr. Sirois, whose experience is described above. Executive officers serve at the discretion of our Board of Directors.

S. PATRIC PLUMLEY (55) is Senior Vice President and Chief Financial Officer and Treasurer. He is the newest member of the executive team, having joined the Company on December 29, 2003. Mr. Plumley most recently served as the Senior Vice President and Chief Financial Officer of Fresh Brands, Inc. from January 27, 2003 to September 12, 2003. He was the Senior Vice President and Chief Financial Officer of Eagle Food Centers, Inc. from 1997 until January 2003.

STEVE COHEN (52) has served as our Senior Vice President of Human Resources since December 1997. From May 1995 to December 1997, Mr. Cohen was the Field Human Resources Manager for EZCorp in Austin, Texas.

ADAM NOYES (34) has served as Vice President of Operations and Purchasing since August 2000. He served as Vice President of Purchasing and Quality Assurance from October 1998 to August 2000. He was Senior Director of Purchasing from May 1998 to September 1998 and Director of Purchasing from June 1996 to April 1998. Prior to this, Mr. Noyes served Checkers in the capacity of restaurant support services from April 1991 to May 1996.

RICHARD TURER (42) has served as Vice President of Marketing since September 1999. From July 1998 to September 1999, Mr. Turer served as Director of Marketing for Checkers and Rally’s brands. From May 1995 to July 1998, he was self-employed and operated Mill House McCabe, a marketing and promotional company, in Sparta, New Jersey.

BRIAN R. DOSTER (45) has served as Vice President, Corporate Counsel and Secretary since November, 2000. He served previously as Assistant General Counsel and Assistant Secretary of Checkers since April 1999 and September 1999, respectively. From November 1985 to April 1999, he was a corporate attorney for Amoco Corporation in Chicago, Illinois. Mr. Doster has also served as a Director of Tampa Community Health Centers, Inc., a not for profit provider of health services, since January 2002.

RON LEVONDOSKY (49) is Vice President of Franchise Operations. He has served in that capacity for the Company since May 27, 2003. Prior to that, he was a Senior Franchise Business Consultant upon joining the Company on June 4, 2001. Prior to Checkers, Mr. Levondosky was an Area Director of Operations with Labor Ready, Inc. from May of 2000 through May of 2001 and the Vice President of Operations with Hot ‘n Now LLC from October of 1994 through April of 2000.

SEAN T. O’HARA (33) is Assistant Treasurer and Corporate Controller. He has served as Assistant Treasurer since May 1, 2003 and Corporate Controller since February 7, 2001. Prior to Checkers, Mr. O’Hara was with KPMG LLP from 1999 to 2001 as an Audit Manager and was with Chiampou, Cantara, Travis and Dansa, LLP from 1994 to 1999 as a Manager.

No family relationships exist between any of the directors and the executive officers of the Company. There are no arrangements or understandings between any director and any other person concerning service or nomination as a director.

CORPORATE GOVERNANCE

Board Meetings

The Board of Directors held ten meetings during 2003. In 2003, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member. The Chairman and other Board members periodically communicate with one another during the year regarding Company business in between meetings.

Over 75% of our Directors attended the 2002 Annual Shareholders’ Meeting in person. Only Mr. O’Hara attended the 2003 Annual Shareholders’ Meeting in person.

Director Independence

Upon consideration of the criteria and requirements regarding director independence set forth in the listing standards adopted by the NASDAQ Stock Market, the Board has determined that all Directors are “independent” for purposes of general Board service, with the exception of Mr. Sirois, who is considered an inside director because of his position as Chief Executive Officer of the Company. The Board will monitor all relationships between the Company and the directors and their affiliates and family members and shall assess at least annually its directors continued independence in accordance with the NASDAQ Stock Market criteria.

Committees of the Board of Directors

The Board of Directors has Executive, Audit, Compensation and Stock Option, and Nomination Committees.

During 2003, the Audit Committee consisted of David Gotterer, Willie D. Davis, and Peter C. O’Hara. Mr. Gotterer has been identified by the Board as qualifying as a “financial expert” under applicable regulatory and listing guidelines. The Committee held four meetings during 2003. The Audit Committee recommends the appointment of the independent auditors of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent auditors, pre-approves and reviews all audit and non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties. During the year, the Board examined the composition of the Audit Committee. Based upon this examination, the Board confirmed that all members of the Audit Committee are “independent” within the meaning of the listing standards of the NASDAQ Stock Market. In addition, the Committee reviewed its charter and with Board approval, adopted changes in keeping with the listing standards of the NASDAQ Stock Market. A copy of the revised charter is attached to this proxy as Appendix A, and it is also available on the Company’s website under the corporate governance section at www.checkers.com.

During 2003, the Executive Committee consisted of Peter C. O’Hara, Burt Sugarman and David Gotterer, and held two meetings. The Executive Committee has the authority between meetings of the Board, to take all actions with respect to the management of the Company’s business that require action by the Board, except with respect to certain specified matters that by law, or Company by-law, must be approved by the entire Board.

During 2003, the Compensation Committee, inclusive of the Stock Option Committee, consisted of Peter C. O’Hara, Terry N. Christensen and Burt Sugarman, and held three meetings. Its principal function is to make recommendations to the Board of Directors with respect to compensation and benefits to be paid to officers, and perform other duties prescribed by the Board with respect to employee stock plans and benefit programs.

During 2003, the Nominating Committee consisted of Peter C. O’Hara, Terry Christensen, Burt Sugarman and Willie D. Davis. The committee held one meeting during 2003. The Nominating Committee proposes a slate of directors for election by the shareholders at each annual meeting, and candidates to fill vacancies on the Board of Directors. The Nominating Committee appointed Keith E. Sirois in February 2004 to fulfill the remainder of the term of Daniel J. Dorsch.

In identifying candidates for membership on the Board of Directors, the Committee takes into consideration all factors that it considers appropriate, which may include diversity, knowledge of the Company’s business and other related industries, skills, and experience of the nominee in the context of the needs of the Board as a whole. Nominees are selected who have the highest personal and professional integrity, demonstrated abilities and whom the Committee believes will serve the long-term interests of the stockholders. The Nominating Committee considers recommendations from stockholders, directors, officers, third party search firms and other sources, all of whom are evaluated by applying the criteria set forth above. The Committee considers candidate submissions from stockholders in accordance with the procedures set forth in the section of this proxy called “Stockholder—Proposals for Presentation at the 2005 Annual Meeting.” The Nominating Committee did not receive any candidate submissions from stockholders during the year 2003. The Nominating Committee Charter is posted on the Company’s website at www.checkers.com under the corporate governance section. Also posted on the website are the Nominating Committee’s criteria for evaluating candidates for nomination to the Board.

Shareholder Communication with the Board

Shareholders and other parties interested in communicating with any director may do so care of the Company’s Corporate Secretary by phone, fax, e-mail or written correspondence pursuant to the contact information specified on the Company’s website under the corporate governance section entitled “Contact the Board.” The Corporate Secretary shall review all correspondence and shall regularly forward all correspondence to the designated board member or, in the case of correspondence directed to the Board as a group, to the Chairman of the Board (except that he will not forward commercial correspondence or duplicative correspondence except that copies will be maintained of all such correspondence). A written log of all correspondence will be maintained by the Corporate Secretary. All correspondence from the shareholders relating to accounting, internal controls, or auditing matters will be forwarded to the Chairman of the Audit Committee in accordance with procedures developed by the Audit Committee with respect to such matters.

Copy of Code of Conduct and Code of Ethics

The Board of Directors has adopted a Code of Ethics which is applicable to all employees, directors and officers of the Company and a Code of Conduct which is applicable to the Company’s Senior Executive and

Financial officers. The Code of Conduct and Code of Ethics may be viewed on the Company’s website at www.checkers.com.

Compensation of Directors

Directors who are our employees receive no extra compensation for their services as directors. Directors who are not employees receive a director’s fee of $2,500 per quarter. In addition, these independent directors receive $2,500 for each board meeting ($5,000 in cases of in-person attendance), $1,000 for each committee meeting they attend, plus out of pocket expenses. Non-employee directors also participate in the 1994 Stock Option Plan for non-employee directors, which provides for the automatic grant to each non-employee director, upon election to the board of directors, of a non-qualified, ten-year option to acquire 8,333 shares of the common stock, with the subsequent automatic grant on the first day of each fiscal year thereafter of a non-qualified, ten-year option to acquire an additional 1,667 shares of common stock. All such options have an exercise price equal to the closing sale price of the common stock on the date of grant. One-fifth of each initial option granted pursuant to the plan before August 6, 1997 become exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of the option. One-third of each annual option granted pursuant to the plan before August 6, 1997 becomes exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of the option. Pursuant to a proposal approved by stockholders at the Annual Meeting in 2000, the Chairman of the Board received an option to purchase 125,000 shares, the Vice Chairman received an option to purchase 25,000 shares and all other non-employees directors received options to purchase 50,000 shares of the Company’s common stock. In February 2002, former Chairman of the Board of Directors, Mr. Maggard received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman. In December 2002, Mr. O’Hara received options to purchase 50,000 shares of the Company’s common stock upon appointment as the Chairman of the Board of Directors when Mr. Maggard stepped down. All Directors of the Board received options to purchase 25,000 shares of the Company’s common stock in February 2002, 40,000 shares of the Company’s common stock in August 2003 and 30,000 shares of the Company’s common stock in February 2004. All options granted pursuant to this plan on or after August 6, 1997 are exercisable immediately upon grant. Options are exercisable whether or not the non-employee director, at the time of exercise, is a member of the Board of Directors, unless the director is removed for cause.

Related Party Transaction

Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro LLP, a law firm in which Mr. Christensen is a named partner, performed legal services for the Company during 2003 and 2002 amounting to $26,000 and $24,000, respectively. Such services were related to the defense of certain litigation, compliance with securities laws and other business matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership. Based solely on a review of forms, reports and certificates filed with the Company by such persons, all Section 16(a) filing requirements were complied with by such persons in 2003.

The following table sets forth certain information as of February 23, 2004, relating to the beneficial ownership of the common stock by (a) all persons known by us to beneficially own more than 5% of the outstanding shares of the common stock, (b) each director, director nominee and executive officer and, (c) all officers and directors as a group. We had 12,049,356 shares outstanding as of February 23, 2004.

Name and Address of Benefical Owner(1)(2)(3)	Number of Shares Beneficially Owned(1)	Percentage of Shares Outstanding(4)
GIANT GROUP, LTD. 9440 Santa Monica Blvd, #407, Beverly Hills, CA 90210	994,699	8.26%
FleetBoston Financial Corporation 100 Federal Street, Boston, MA 02110	945,992	7.85%
Caxton Associates, L. L. C. Princeton Plaza, Bldg 2, 731 Alexander Rd, Princeton, NJ 08540	652,759	5.42%
Burt Sugarman(5)	1,362,707	11.01%
Peter C. O’Hara(6)	397,085	3.25%
Terry N. Christensen(7)	221,831	1.81%
Willie Davis(8)	220,590	1.80%
David Gotterer(9)	215,615	1.76%
Daniel J. Dorsch(10)	599,593	4.98%
Steven Cohen(11)	80,141	*
Adam Noyes(12)	63,003	*
Keith E. Sirois(13)	54,270	*
Rich Turer(14)	53,995	*
Brian R. Doster(15)	48,396	*
David Koehler(16)	13,876	*
All officers and directors as a group (15 persons)(17)	3,346,332	27.32%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, we believe that all shares are beneficially owned and that all persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them.
(2)	A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from February 23, 2004, upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from February 23, 2004 have been exercised.
(3)	Unless otherwise indicated, the address of each stockholder listed is 4300 West Cypress Street, Suite 600, Tampa, Florida 33607.
(4)	Percentage calculation assumes owners’ derivative securities exercisable within 60 days from February 23, 2004 have been exercised.
(5)	Includes 325,947 shares issuable upon the exercise of presently exercisable stock options. Includes 994,699 shares held by GIANT GROUP, LTD. Mr. Sugarman is Chairman of the Board and Chief Executive Officer of, and may be deemed to control, GIANT GROUP, LTD. Mr. Sugarman disclaims beneficial ownership of the GIANT GROUP, LTD. shares.
(6)	Includes 180,002 shares issuable upon the exercise of presently exercisable stock options.
(7)	Includes 217,324 shares issuable upon the exercise of presently exercisable stock options.
(8)	Includes 220,590 shares issuable upon the exercise of presently exercisable stock options.

(9)	Includes 215,615 shares issuable upon the exercise of presently exercisable stock options.
(10)	Mr. Dorsch, our former Chief Executive Officer who resigned in April 2003, owned 482,926 shares of our common stock as of May 2, 2003, based upon information contained in a Form 4 that Mr. Dorsch filed with the SEC on May 2, 2003. In addition, we are aware that Mr. Dorsch subsequently exercised options to acquire 116,667 additional shares on July 28, 2003. Mr. Dorsch is no longer a reporting person for Section 16 purposes. We have attempted to obtain additional information about Mr. Dorsch’s holdings of our common stock, but we have been unable to obtain that information. Mr. Dorsch did not file a Form 13G, consequently, we believe that Mr. Dorsch currently owns less than 5% of our stock.
(11)	Includes 66,637 shares issuable upon the exercise of presently exercisable stock options.
(12)	Includes 49,041 shares issuable upon the exercise of presently exercisable stock options.
(13)	Includes 40,000 shares issuable upon the exercise of presently exercisable stock options.
(14)	Includes 40,000 shares issuable upon the exercise of presently exercisable stock options.
(15)	Includes 35,000 shares issuable upon the exercise of presently exercisable stock options.
(16)	Includes 10,000 shares issuable upon the exercise of presently exercisable stock options.
(17)	Includes an aggregate of 1,458,822 shares issuable upon the exercise of presently exercisable stock options held by officers and directors of the Company. Also includes 994,699 shares beneficially owned by GIANT GROUP, LTD. See Footnote (5) above.

EXECUTIVE COMPENSATION

The following table is a summary of the compensation earned for the last three fiscal years for services in all capacities to each of the persons who qualified as a “named executive officer” under item 402(a)(3) of Regulation S-K.

	Annual Compensation					Long-Term Compensation
						Awards	Payouts
Name and Principal Position	Year	Salary	Bonus ($)	Other Annual Compen- sation ($)		Securities Underlying Options SARs (#)	LTIP Payouts ($)	All Other Com- pensation ($)
Keith E. Sirois(1) President, Chief Executive Officer	2003 2002 2001	220,269 128,249 125,000	150,000 55,950 71,428	— — 41,179	(18)	50,000 30,000 30,000	— — —	15,332 7,109 6,114	(4) (5) (6)

Daniel J. Dorsch(2) President, Chief Executive Officer	2003 2002 2001	243,187 464,124 441,692	— 264,333 220,000	— — —		— 75,000 —	— — —	20,469 31,704 333	(7) (8) (9)

Steven Cohen Senior Vice President, Human Resources	2003 2002 2001	156,577 148,499 145,904	84,279 68,900 71,428	— — —		20,000 30,000 30,000	— — —	13,610 2,264 82	(10) (11) (9)

Adam Noyes Vice President, Operations and Purchasing	2003 2002 2001	137,548 118,679 125,000	87,500 75,400 71,428	— — —		20,000 30,000 30,000	— — —	13,797 6,538 6,364	(12) (13) (14)

Rich Turer Vice President, Marketing	2003 2002 2001	135,077 127,999 120,481	79,479 56,300 71,428	— — —		20,000 30,000 30,000	— — —	12,163 161 60	(15) (9) (9)

Brian R. Doster Vice President, Corporate Counsel and Secretary	2003 2002 2001	123,077 115,000 113,766	67,529 68,900 71,428	— — —		20,000 30,000 30,000	— — —	11,130 136 54	(16) (9) (9)

David Koehler(3) Vice President, Chief Financial Officer and Treasurer	2003 2002 2001	155,782 141,499 48,778	— 71,429 47,619	— — 24,224	(18)	— 30,000 —	— — —	49,270 182 20	(17) (9) (9)

(1)	Mr. Sirois was appointed Chief Executive Officer of the Company on May 1, 2003.
(2)	Mr. Dorsch resigned as Chief Executive Officer of the Company on April 29, 2003.
(3)	Mr. Koehler resigned as Chief Financial Officer of the Company on December 19, 2003.
(4)	Consisting of automobile allowance ($7,833), matching stock purchases ($6,772) and term life insurance premiums ($727).
(5)	Consisting of automobile allowance ($5,833), matching stock purchases ($1,154) and term life insurance premiums ($122).
(6)	Consisting of automobile allowance ($6,050) and term life insurance premiums ($64).
(7)	Consisting of automobile allowance ($3,000), matching stock purchases ($17,008) and term life insurance premiums ($461).
(8)	Consisting of automobile allowance ($3,725), matching stock purchases ($27,231) and term life insurance premiums ($748).
(9)	Consisting of term life insurance premiums.
(10)	Consisting of automobile allowance ($3,675), matching stock purchases ($9,423) and term life insurance premiums ($512).
(11)	Consisting of matching stock purchases ($1,823) and term life insurance premiums ($441).

(12)	Consisting of automobile allowance ($5,463), matching stock purchases ($8,170) and term life insurance premiums ($164).
(13)	Consisting of automobile allowance ($5,224), matching stock purchases ($962) and term life insurance premiums ($352).
(14)	Consisting of automobile allowance ($6,300) and term life insurance premiums ($64).
(15)	Consisting of automobile allowance ($3,675), matching stock purchases ($8,301) and term life insurance premiums ($187).
(16)	Consisting of automobile allowance ($3,477), matching stock purchases ($7,491) and term life insurance premiums ($162).
(17)	Consisting of automobile allowance ($3,675), matching stock purchases ($6,107), term life insurance premiums ($313) and employment separation agreement ($39,175).
(18)	Consisting of relocation expenses paid.

Employment Agreements

Effective September 26, 2003 and September 19, 2003, the Company entered into employment agreements with its Chief Executive Officer and Vice President of Operations and Purchasing, respectively. The term of the agreements are for two years with three additional one year options to extend at the Company’s option. The Chief Executive Officer’s annual base salary is $300,000. The Vice President of Operations annual base salary is $175,000. The Chief Executive Officer was granted options to purchase 50,000 shares of the Company’s common stock under the terms of the 2001 Stock Option Plan and the Vice President of Operations was granted options to purchase 20,000 shares of the Company’s common stock under the terms of the 2001 Stock Option Plan. All options issued under both are exercisable at $9.63 per share, the fair value as of the date of grant. The options granted vest proportionately over 3 years, unless the officer is terminated for reason other than cause. In such case, the options vest immediately and the executive shall have 2 years from date of termination to exercise the options. Both Officers are entitled to participate in the Company’s incentive bonus plan. Both agreements may be terminated at any time for cause. The agreements contain confidentiality and non-competition provisions.

Effective November 20, 2000, the Company entered into an employment agreement with Daniel J. Dorsch, pursuant to which Mr. Dorsch served as our Chief Executive Officer and as a Director. Under the terms of the November, 2000 employment agreement, the Company loaned $100,000 to Mr. Dorsch towards the exercise of the 100,000 stock options granted to him at an exercise price of $1.28 per share. The loan was paid in full as of March 24, 2003. Mr. Dorsch’s term of employment was for three years, subject to renewal by us for one-year periods thereafter, at an annual base salary of $440,000. In each successive year of the term, the base salary was to be increased by 5% over the prior year’s base salary. Mr. Dorsch was also entitled to participate in our incentive bonus plans whereby he was eligible to receive a bonus of up to 50% of his base salary, payable 50% in cash and 50% in our common stock. Mr. Dorsch was also entitled to participate in our benefit plans. Upon execution of the November 2000 employment agreement, Mr. Dorsch was granted an option to purchase 400,000 shares of our common stock, which would have fully cliff-vested on November 20, 2003. Mr. Dorsch resigned on April 29, 2003, forfeiting the 400,000 options granted to him pursuant to his November 2000 employment agreement.

Option Grants in Fiscal Year 2003

The following table sets forth information regarding options granted to the named executive officers during fiscal year 2003 pursuant to our stock option plans:

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employes in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date		Potential Realizable Rates of Stock Price Appreciation for Option Term(1)
						5% ($)	10% ($)
Keith E. Sirois	50,000	27.03%	9.63	08/21/2013	(2)	302,813	767,387
Daniel J. Dorsch	—	0.00%	—	—		—	—
Steven Cohen	20,000	9.63%	9.63	08/21/2013	(2)	121,125	306,955
Adam Noyes	20,000	9.63%	9.63	08/21/2013	(2)	121,125	306,955
Rich Turer	20,000	9.63%	9.63	08/21/2013	(2)	121,125	306,955
Brian R. Doster	20,000	9.63%	9.63	08/21/2013	(2)	121,125	306,955
David Koehler	—	0.00%	—	—		—	—

(1)	The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Exchange Act. We do not necessarily believe that these appreciation calculations are indications of annual future stock option values or that the price of our common stock will appreciate at such rates.
(2)	One third of these options will vest on August 21, 2004, 2005 and 2006, respectively.

Aggregated Option Exercises in Fiscal Year 2003 and Fiscal Year End Option Values

Set forth below is information with respect to our common stock options exercised by the named executive officers during fiscal year 2003 and the number and value of unexercised stock options held by such executives at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Option at FY-End (#)	Value of Unexercised In-the Money Options at FY-End ($)(1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Keith E. Sirois	5,000	42,375	40,000/80,000	172,850/73,200
Daniel J. Dorsch	116,667	894,813	0/0	0/0
Steven Cohen	—	—	66,637/50,000	343,293/57,000
Adam Noyes	—	—	49,057/50,000	236,078/57,000
Rich Turer	5,000	47,625	40,000/50,000	172,850/57,000
Brian R. Doster	—	—	35,000/50,000	132,625/57,000
David Koehler	—	—	10,000/0	0/0

(1)	Based upon the difference between the exercise price and closing price of our common stock as reported on the NASDAQ National Market on December 29, 2003 of $10.17.

Transactions with Management and Others

Pursuant to our prior employment agreement with Mr. Dorsch, the Company accepted a $100,000 note on December 14, 2000, bearing interest at 5% per annum, in connection with the exercise of 100,000 stock options. The Company received full repayment of the note on March 24, 2003.

On January 9, 2003, the Company entered into a sublease agreement for a portion of the space leased for its executive offices to JNE, Inc., a Florida corporation solely owned by Daniel J. Dorsch, our former Chief

Executive Officer. The sublease, for 3,285 square feet, commenced on March 1, 2003 and was cancelled by both parties to the lease in August, 2003. In addition, the Company paid approximately $17,000 for charter aircraft services rendered by JNE, Inc. in fiscal 2003.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about our equity compensation plans as of December 29, 2003. All outstanding awards related to our common stock. Shares awarded under all of the following plans may be from the Company’s treasury or may otherwise be acquired in the open market.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,242,555	$7.07	4,075,998	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	2,242,555	$7.07	4,075,998

(1)	Includes shares of common stock of the Company authorized for awards under the 1991 and 2001 Stock Option Plans, the 1994 Stock Option Plan for Non-Employee Directors and includes no shares for the Company’s Employee Stock Purchase Plan, as these shares are purchased on the open market. For a summary of the terms of our stock option plans, see Note 10 of our consolidated financial statements in the Annual Report on Form 10-K.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As set forth in more detail in the charter, the Audit Committee’s primary responsibilities fall into three (3) broad categories:

First, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent auditors about its annual financial statements and key accounting and reporting matters;

Second, the Committee is responsible for matters concerning the relationship between the Company and its independent auditors, including recommending their appointment or removal; pre-approving all audit and non-audit services and related fees; and determining whether the independent auditors are independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

Third, the Committee oversees management’s implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests.

The Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Committee met four times during fiscal year 2003.

In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting and reporting matters. Management advised the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee discussed the statements with both management and the independent auditors. The Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended.

With respect to the Company’s independent auditors, the Committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2003, for filing with the Securities and Exchange Commission.

MEMBERS OF THE AUDIT COMMITTEE

/s/ David Gotterer, Chairman

/s/ Peter C. O’Hara

/s/ Willie D. Davis

REPORT OF THE COMPENSATION COMMITTEE

The following Report was prepared by the members of our compensation committee at the end of fiscal year 2003.

Annual compensation for all of our executive officers is determined by the compensation committee of our Board of Directors, subject to the terms of any applicable employment agreement negotiated between us and an executive officer. During fiscal year 2003, annual compensation was set with the intent of reasonably compensating the executive officers including the Chief Executive Officer, in line with industry norms, based upon the committee members’ subjective evaluation of each officer and his respective assigned responsibilities and individual performance. The committee also considered growth of the Company, earnings of the Company and increases in the cost of living.

During fiscal year 2003, awards of stock options under our 2001 Stock Option Plan to all executive officers and employees of the Company were at the discretion of the members of the committee pursuant to the terms of the plan. In determining awards under the plan, the committee makes a subjective evaluation of individual responsibilities, past and anticipated potential individual productivity and performance and past and anticipated contributions to the profitability of the Company, both direct and indirect. The committee does not give particular weight to a specific factor or use a formula in determining awards under the plan. While not required under the terms of the plan, all existing stock options were granted with an exercise price at least equal to the market value of the stock at the time of the grant and generally include vesting periods which the committee believed would encourage the employee to remain with the Company. The benefits derived from each stock option granted under the plan is directly attributable to a future increase in the value of the Company’s common stock.

We are required to disclose our policy regarding qualifying executive compensation deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for the purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a public corporation is limited to no more than $1 million per year. It is not expected that the compensation to be paid to our executive officers for fiscal year 2003 will exceed the $1 million limit per officer. Our 1991 and successor 2001 Stock Option Plans were structured so that any compensation deemed paid to an executive officer when he exercises an outstanding option under the plan with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation that will not be subject to the $1 million limitation.

COMPENSATION COMMITTEE MEMBERS

/s/ Peter C. O’Hara, Chairman

/s/ Burt Sugarman

/s/ Terry N. Christensen

COMPARISON OF FIVE YEAR TOTAL RETURN(1)

FOR CHECKERS DRIVE-IN RESTAURANTS, INC.(2), S&P 500 INDEX

AND PEER GROUP INDEX(3)

	1998	1999	2000	2001	2002	2003
Checkers Drive In Restaurants, Inc.	$100.00	56.53	98.40	163.47	170.93	271.20
S & P 500 Index	100.00	118.75	107.73	93.68	71.76	90.53
Peer Group	100.00	96.78	123.82	147.11	128.02	182.97

(1)	The foregoing graph assumes $100 invested on December 28, 1998, in the Company, the S&P 500 Index and a peer group made up of five companies in the same industry.
(2)	Total return is adjusted for a one-for-12 reverse stock split of the Company’s common stock in August 1999, and assumes reinvestment of any dividends for all companies.
(3)	The peer group consists of Wendy’s International, Sonic Corporation, Jack in the Box, Inc., CKE Restaurants, Inc. and Papa John’s International, Inc. The rate of return for the peer group is based upon their relative market capitalization as of April 1, 2004.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is responsible for executive compensation decisions. During fiscal year 2003, the committee was comprised of Messrs. Christensen, Sugarman and O’Hara. No member of this committee was at any time during the 2003 fiscal year or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the Compensation Committee of the Company during the 2003 fiscal year.

INDEPENDENT AUDITORS

The Company has engaged KPMG LLP as its independent auditors since becoming a publicly traded company. KPMG LLP reported on the consolidated financial statements of the Company for the fiscal year ended December 29, 2003 and it is currently anticipated that KPMG LLP will be selected by the Board of Directors to audit and report on the financial statements of the Company for the year ending January 3, 2005.

The Audit Committee’s pre-approval of independent auditor fees and services policy requires pre-approval of all audit, audit-related, tax and other permissible non-audit services provided by our principal independent auditor on an annual basis and individual engagements as needed. The policy also requires additional approval of any engagements that were previously approved, but are anticipated to exceed pre-approved fee levels. The policy permits the Audit Committee Chairman to pre-approve principal independent auditor services where the Company deems it necessary or advisable that such services commence prior to the next regularly scheduled meeting (provided that the Audit Committee Chairman must report to the full Audit Committee on any pre-approval determinations).

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 29, 2003 (the “2003 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Q’s for the 2003 fiscal year totaled $230,000. Fees for the audit of the Company’s annual financial statements for the fiscal year ended December 30, 2002 (the “2002 fiscal year”) and the reviews of the financial statements included in the Company’s Form 10-Q’s for the 2002 fiscal year totaled $245,889. All audit services and fees for the audit of the Company’s financial statements for fiscal years 2003 and 2002 were pre-approved by the Audit Committee.

Audit Related Fees. There were $5,000 in fees billed for audit related professional services by KPMG LLP for statutory tax audit services in 2002. There were no fees billed for audit related professional services during 2003. None of the fees billed in 2002 for the statutory tax audit services were required to be independently approved by the Audit Committee because they related to work performed for 2001 which were contracted for and approved by management prior to 2003.

Tax Fees. The aggregate fees billed for tax planning and compliance by KPMG LLP were $4,600 and $9,100 for the fiscal years 2003 and 2002, respectively. None of the fees billed in 2003 and 2002 for tax planning and compliance were required to be independently approved by the Audit Committee because they related to work performed for 2002 and 2001 which were contracted for and approved by management prior to 2003.

All Other Fees. There were no fees billed for services rendered by KPMG LLP, other than for audit, audit related and tax services, described in the preceding three paragraphs, for fiscal 2003 or fiscal 2002.

PROPOSAL NO. 2

APPROVAL OF THE COMPANY’S 2004 STOCK AWARD PLAN

FOR NON-EMPLOYEE DIRECTORS

NEW PLAN BENEFITS

2004 STOCK AWARD PLAN FOR NON-EMPLOYEE DIRECTORS

Name and Principal Position	Dollar Value ($)(3)	Number of Common Shares

Keith E. Sirois Chief Executive Officer	—	—

Daniel J. Dorsch Chief Executive Officer(1)	—	—

Steven Cohen Vice President, Human Resources	—	—

Adam Noyes Vice President, Operations and Purchasing	—	—

Rich Turer Vice President, Marketing	—	—

Brian R. Doster Vice President, Corporate Counsel and Secretary	—	—

David Koehler(2) Chief Financial Officer and Treasurer	—	—

Executive Group	—	—

Non-Executive Director Group	6,198,500	550,000

Non-Executive Officer Employee Group	—	—

(1)	Mr. Dorsch resigned as Chief Executive Officer of the Company on April 29, 2003.
(2)	Mr. Koehler resigned as Chief Financial Officer of the Company on December 19, 2003.
(3)	Based upon the closing price of our common stock as reported on the NASDAQ National Market on March 22, 2004 of $11.27.

GENERAL

The Companies shareholders are being asked to approve adoption of the Company’s 2004 Stock Award Plan for Non-Employee Directors (the “2004 Plan”) which will replace the 1994 Stock Option Plan for Non-Employee Directors, as amended and restated through September 15, 2000 (the “1994 Plan”), which expires on July 26, 2004. After that date, no additional awards may be made under the 1994 Plan. Capitalized terms used in this Proposal No. 2 shall have the same meaning as in the 2004 Plan unless otherwise indicated. A complete copy of the 2004 Plan is included in the appendix as Appendix B.

The Company’s shareholders previously approved issuance of up to 5,000,000 shares under the 1994 Plan. As of the date of this Proxy Statement, a total of 1,798,422 options have been granted under the 1994 Plan. Under terms of the 1994 Plan, no awards may be made after July 26, 2004. A total of 550,000 shares will be available for future awards under the Company’s 2004 Plan if approved by shareholders. The Board of Directors recommends a vote for the adoption of the 2004 Plan.

DESCRIPTION OF THE 2004 STOCK AWARD PLAN

General. The purpose of the 2004 Plan is to attract and retain the best available individuals to serve as independent directors to the Company. Under the terms of the 2004 Plan, the Company will be authorized to grant (i) automatic, non-discretionary stock awards and (ii) stock options or shares of restricted stock that may be awarded in such amounts and with such terms and conditions as determined under the 2004 Plan. All options granted under the 2004 Plan will be non-qualified stock options that do not qualify as “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). non-statutory stock options.

Administration. The 2004 Plan will be administered by the Board of Directors, unless Board appoints a committee to administer the Plan. In the event that the Board appoints a committee to administer the 2004 Plan, the committee will consist of at least two non-employee directors that serve on the Compensation Committee of the Board. The Committee shall be constituted in such manner to satisfy applicable laws that govern the issuance of grants to non-employee directors of the Company, including Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code.

New Plan Benefits. The 2004 Plan will serve as a successor to the 1994 Plan and authorizes a maximum of 550,000 shares to be granted as either stock options or stock awards under the 2004 Plan. Future benefits granted under the 2004 Plan will depend upon the Board’s actions and fair market value of the Company’s common stock at various future dates. As a result, it is not possible to determine the benefits that will be received by Company non-employee Directors if the 2004 Plan is approved by the shareholders.

Eligibility. Stock options and stock awards may be granted only to non-employee Directors of the Company. The Board will have sole discretion to determine the non-employee Directors that will receive stock options under the 2004 Plan and the timing and amount of any options granted.

Shares Subject to the Stock Plan. The maximum number of shares of the Company’s Common Stock which may be awarded and issued under the 2004 Plan may not exceed 550,000 shares. The shares available under the 2004 Plan also include issued shares of the Company’s Common Stock which may be reacquired by the Company from time to time. If any option expires or terminates for any reason without having been exercised in full, the unexercised shares subject to such option will again become available for issuance under the 2004 Plan. In addition, any shares that remain unissued upon cancellation or termination of a stock award or are forfeited for any reason will also become available for future issuance under the 2004 Plan.

Terms and Conditions of Awards. Each award that is granted by the Board under the 2004 Plan will be evidenced by an award or grant agreement between the Company and individual grantee and is subject to the following terms and conditions:

Term of Options. The term of any option grant is determined by the Board, but may not exceed ten years from date of the grant.

Exercise Price. The Board has the discretion to determine the exercise price of any option granted under the 2004 Plan, although the price may not be less than 100% of the fair market value of the Company’s Common Stock at the time of grant, as determined by the closing price of the Company’s Common Stock on the NASDAQ National Market on such date.

Other Provisions. An award agreement may contain other terms, provisions and conditions not inconsistent with the 2004 Plan, as may be determined by the Board.

Grants Under 2004 Plan. The 2004 Plan provides for automatic grants of stock awards to non-employee directors. Each director who is currently serving on the Company’s Board of Directors will be automatically granted a stock award annually, on the effective date of the 2004 Plan, of 10,000 shares of common stock; subject, however, to such restrictions as to vesting, forfeiture, resale or other terms and conditions as may be imposed by the Committee at the time of the award. Each non-employee director that is elected to the Board on or after May 25, 2004 will be awarded annually, on the effective date of the 2004 Plan, 7,000 shares of Common Stock; subject, however, to such restrictions as to vesting, forfeiture, resale or other terms and conditions as may be imposed by the Committee at the time of such award.

Each non-employee director who is elected or appointed to the Board on or after May 25, 2004 and who has not been previously granted an initial option grant under the Company’s 1994 Plan will be granted an option to purchase 7,000 shares of Common Stock on the date such director takes office.

The Committee is also authorized under the 2004 Plan to grant stock options and restricted shares in such form and upon such terms as the Committee may approve from time to time. Stock options granted under the 2004 Plan may be exercised during their respective terms as determined by the Committee. The purchase price for such options may be paid by tendering cash, shares of Common Stock or by such other form of legal consideration deemed sufficient by the Committee and consistent with the 2004 Plan’s purpose and applicable law. No shares of Common Stock shall be issued until full payment therefore has been made. Upon notification of the amount due and prior to, or concurrently with, the delivery to the optionee of a certificate representing any shares purchased, the optionee shall promptly pay to the Company any amount necessary to satisfy applicable federal, state or local withholding tax requirements.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets. In the event that the Company’s Common Stock changes by reason of any stock split, dividend, combination, reclassification or other similar change in the Company’s capital structure effected without receipt of consideration, appropriate adjustment shall be made in the number and class of shares of stock subject to the 2004 Plan, the number and class of shares of stock subject to any award outstanding under the 2004 Plan, and the exercise price for shares subject to any outstanding award.

Amendment and Termination of the 2004 Plan. The Board may at anytime amend, suspend or terminate the 2004 Plan. To the extent necessary to comply with applicable federal securities laws, state corporate laws and securities laws, the Code, the rules of any applicable stock exchange or national market system and rules of any foreign jurisdiction applicable to awards granted residents therein, the Company shall obtain prior approval of any such amendment to the 2004 Plan in such manner and to such degree as required. In addition, shareholder approval is required for any amendment to the 2004 Plan that would do any of the following:

(i)	increase the number of shares subject to the 2004 Plan (excluding increases due to changes in capitalization of the Company);

(ii)	materially modify the requirements as to eligibility for participation in the 2004 Plan;

(iii)	materially increase the benefits accruing to participants under the 2004 Plan;

(iv)	allow the creation of additional types of awards, permit repricing or decrease in the exercise price of any option outstanding under the 2004 Plan, or extend the duration the 2004 Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

The following summarizes only the federal income tax consequences of options, stock awards and restricted shares granted under the 2004 Plan. Federal income tax consequences to the Company and its recipients of awards under the 2004 Plan are complex and subject to change. In addition, state and local tax consequences may differ for each Director that receives an award under the 2004 Plan. Recipients of awards under the 2004 Plan should consult their own tax advisors to determine the specific tax consequences which will affect the option or award that has been granted by the Company.

Non-Qualified Stock Options. The grant of a non-qualified stock option under the 2004 Plan will not result in any federal income tax consequences to the grantee or to the Company. Upon exercise of a non-qualified stock option, the grantee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Company’s Common Stock on the date of exercise. This income is subject to federal income and self-employment tax purposes. The Company is entitled to an income tax deduction equal to the amount of the income recognized by the grantee. Any gain or loss on the grantee’s subsequent disposition of the Company’s Common Stock will receive long or short term capital gain or loss treatment, depending on whether the Common Stock has been held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The grantee’s basis for determining gain or loss upon the subsequent disposition of the Company ‘s Common Stock acquired upon the exercise of a Non-Qualified Stock Option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option.

Restricted Shares; Stock Awards. Any grant of stock awards or restricted shares under the 2004 Plan will subject the grantee to ordinary income on the difference between the amount paid for such stock award or restricted shares and the fair market value of the shares on the date that the restrictions lapse. This income is subject to federal income and self-employment tax purposes. Any gain or loss on the grantee’s subsequent disposition of the Common Stock will receive long or short term capital gain or loss treatment depending on whether the Common Stock is held for more than one year and depending on how long the shares have been held since the restrictions lapsed. In the year that the grantee of stock awards or restricted shares recognizes ordinary taxable income because of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the grantee is required to recognize, provided that the deduction is not otherwise disallowed under the Code. The Company does not receive a tax deduction for any such gain recognized by the grantee’s subsequent disposition.

The recipient of a restricted shares grant may make an election under the Code to recognize as ordinary income in the year that the restricted shares are granted an amount equal to the spread between the amount paid for such restricted shares and the fair market value on the date of the issuance of such shares. If such an election is made, the recipient of the restricted share grant recognizes no further amounts of ordinary compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short term capital gain. This Section 83(b) election must be made within thirty days from the date that the restricted shares are issued.

The grantee’s basis for determining gain or loss upon subsequent disposition of any Common Stock acquired will be the amount paid for such shares plus any ordinary income recognized when the stock award or restricted shares are received or when such shares become vested.

PROPOSAL NO. 3

RATIFICATION AND APPROVAL OF APPOINTMENT OF

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Company has engaged the firm of KPMG LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed KPMG LLP to report upon its financial statements for the fiscal year ending January 3, 2005, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company’s independent certified public accountants is not required by the Company’s By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote “FOR” such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

OTHER BUSINESS

Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR

PRESENTATION AT THE 2005 ANNUAL MEETING

The Board of Directors requests that any stockholder proposals intended for presentation at the 2005 Annual Meeting be submitted to Brian R. Doster, Secretary, in writing no later than March 5, 2005, for consideration for inclusion in the Company’s proxy materials for such meeting.

The Company’s By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders’ meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder persons named, and (vii) certain other information.

The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2003. WRITTEN REQUESTS, ACCOMPANIED BY A GOOD FAITH REPRESENTATION THAT, AS OF APRIL 2, 2004, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK, SHOULD BE DIRECTED TO CHECKERS DRIVE-IN RESTAURANTS, INC., 4300 WEST CYPRESS STREET, SUITE 600, TAMPA, FL 33607, ATTENTION: CORPORATE SECRETARY.

By Order of the Board of Directors,

/s/ Brian R. Doster

BRIAN R. DOSTER

Secretary

Dated: April 20, 2004

APPENDIX A

CHARTER

CHECKERS DRIVE-IN RESTAURANTS, INC. AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

AS AMENDED AND RESTATED FEBRUARY 2004

RESOLVED, that the Committee, know as the Audit Committee, established by the Board of Directors on September 1, 1991, shall henceforth consist of no less than three, nor more than seven members of the Board of Directors. The members shall not be officers or employees of the Company or of any of its subsidiaries. They will meet the independence, financial literacy and other requirements of the Nasdaq Stock Market, or any exchange on which the Company’s securities may be traded, and Section 10A(m)(3) of the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission. The members of the Audit Committee shall be appointed by the Chairman of the Board subject to ratification by the Board of Directors.

Acting as a Committee of the Board of Directors, and meeting at least quarterly, the broad functions of the Audit Committee are:

1. To ensure the Company’s internal controls, audits, and the overall control environment are sufficient to protect the stockholder’s resources. To oversee the quality, integrity, objectivity, accuracy, and security of the Company’s financial reporting and data processing.

2. To serve as an informed voice on the Board of Directors in support of the accounting and auditing groups of the Company in their responsibilities for the control and reporting of all financial transactions.

3. To provide a direct channel of communication to the Board for the independent auditor, internal auditing staff, Chief Financial Officer and other concerned individuals.

Specific duties of the Audit Committee include:

1. To annually recommend, for stockholder approval, the Company’s independent auditor. The Audit Committee shall be directly responsible for the recommendation, compensation, oversight, and if necessary, replacement of the independent auditor. The independent auditor shall report directly to the Audit Committee.

2. To pre-approve all audit services and permitted non-audit services to be provided by the independent auditor and to establish policies and procedures for the engagement of the independent auditor to provide audit and permitted non-audit services.

3. To review with the independent auditor and the internal auditing staff the scope of their respective audits. The Committee may request supplemental review or other audit procedures as the Committee deems necessary.

4. To ensure receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1, and actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor, and take or recommend that the full Board take appropriate action to oversee the independence of the independent auditor.

5. To review the Company’s standards for business conduct, internal controls, internal audit procedures, the process of assessing risk of fraudulent financial reporting, detection of major control weaknesses, and related corrective actions with senior management and when necessary, with the Board of Directors.

6. To review scope, coverage and results of pension plan audits with senior management. Pension plan controls will be reviewed to ensure any weaknesses receive appropriate follow-up and corrective actions.

7. To meet at least annually, without management present, with the Company’s independent auditor to discuss the Company’s cooperation with the independent auditor and other matters as deemed appropriate.

8. To review the amounts of goodwill and other intangibles to be carried on the Company’s financial statements and make appropriate recommendations to the Board of Directors.

9. To review and discuss with management and the independent auditor quarterly earnings press releases, quarterly financial statements, the year-end audited financial statements including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, if deemed appropriate, to recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year.

10. To periodically review the quality and depth of staffing in the Company’s auditing, accounting, information services, and financial departments.

11. To prepare and publish an annual Committee report in the Company’s proxy statement.

12. To review and discuss reports from the independent auditors on (a) all critical accounting policies and practices used by the Company; (b) alternative accounting treatments within GAAP related to material items that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the independent auditor, and (c) other material written communications between the independent auditor and management.

13. To develop, review and oversee procedures for (i) the confidential and anonymous receipt, retention and treatment of complaints or concerns regarding the Company’s accounting, internal controls and auditing matters and (ii) the confidential, anonymous submission of employee concerns regarding accounting or auditing matters.

14. To obtain the advice and assistance, as appropriate, of independent counsel and other advisors as necessary to fulfill the responsibilities of the Committee.

15. To review all transactions between the Company and officers and directors of the Company, or affiliates of officers or directors, and determine whether to ratify or approve such transactions, as appropriate.

16. To determine appropriate funding for the payment of (i) compensation to the Company’s independent auditor; (ii) compensation for or on behalf of any advisor or independent counsel to the Committee; (iii) ordinary, administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

17. To review and assess the adequacy of this charter on an annual basis.

18. To carry out any specific assignments or investigations designated by the Board of Directors or the Chief Executive Officer.

2

APPENDIX B

CHECKERS DRIVE-IN RESTAURANTS, INC.

2004 STOCK AWARD PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose.

The purpose of the Checkers Drive-In Restaurants, Inc. 2004 Stock Award Plan for Non-Employee Directors (the “Plan”) is to promote the long-term interests of the Company by attracting and retaining qualified and experienced persons for service as non-employee directors of the Company and by providing an additional incentive for such directors to work for the success and growth of the Company through continuing ownership of the Company’s common stock and encourage them to remain directors of the Company.

2. Definitions.

When used herein, the following terms shall have the meaning set forth below:

2.1 “Award” means the grant of a stock award or option under this Plan.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Change in Control” means the earliest of:

(a) The acquisition of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, by any entity, person, or group, of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

(b) The commencement by any entity, person, or group (other than the Company or a subsidiary) of a tender offer or an exchange offer for more than 50% of the outstanding voting stock of the Company;

(c) The effective time of (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such merger or consolidation (other than those who are affiliates of any such other corporation) do not hold the same proportionate ownership of the voting stock of the surviving or resulting corporation, or (ii) a transfer of all or substantially all of the assets of the Company other than to an entity of which the Company owns at least 50% of the voting stock; or

(d) The election to the Board, without the recommendation or approval of the incumbent Board, of directors constituting a majority of the number of directors of the Company then in office.

2.4 “Code” means the Internal Revenue Code of 1986, as amended, in effect at the time of reference, or any successor revenue code that may hereafter be adopted and references to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

2.5 “Committee” means the Committee of the Board appointed pursuant to Section 3 hereof.

2.6 “Common Stock” means the Common Stock, $.001 per share, of the Company.

2.7 “Company” means Checkers Drive-In Restaurants, Inc., a Delaware corporation.

2.8 “Disability” means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

2.9 “Fair Market Value” means the last reported closing sale price of a share of Common Stock as reported on a national securities exchange or the National Market System of the National Association of Securities

Dealers, Inc. Automated Quotation System (“NASDAQ”), or the average of the last closing bid and asked prices in the over-the-counter market as reported by NASDAQ or as furnished by a broker-dealer making a market in the Common Stock as selected by the Board, as the case may be. If there shall be any material alteration in the present system of reporting sales prices of the Common Stock, or if the Common Stock shall no longer be traded or listed as set forth above, the Fair Market Value of the Common Stock as of a particular date shall be determined under such method as shall be determined by the Committee.

2.10 “ Holder” means a Non-Employee Director who has received an Award under this Plan.

2.11 “Non-Employee Director” means a director of the Company who is not an officer or employee of the Company or any of its subsidiaries or affiliates and who has not been an employee of the Company or any of its subsidiaries for a period of at least one year.

2.12 “Non-Qualified Stock Option” means an option not entitled to special tax treatment under Section 422 of the Code.

2.13 “Option” means a right granted to a Non-Employee Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan. All Options granted under this Plan shall be Nonqualified Stock Options.

2.14 “Plan” means the Company’s 2004 Stock Award Plan for Non-Employee Directors contained herein, and as it may be amended from time to time.

2.15 “Restricted Stock” shall mean Common Stock which is granted pursuant to Section 8 of the Plan and includes restrictions imposed by the Committee upon the vesting of such shares.

2.16 “Stock Award” shall mean a stock award payable in shares of Common Stock granted pursuant to Section 6 of the Plan.

3. Administration of the Plan.

3.1 The Plan shall be administered by a Committee appointed by the Board which shall have all of the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying Awards made under the Plan. Subject to the express provisions of the Plan, the Board shall have plenary authority to interpret the Plan, to prescribe, amend and rescind the rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive.

3.2 The Board shall delegate the duties of administering the Plan to a Committee to be composed of at least two Non-Employee Directors, who shall be members of the Compensation Committee of the Board (or such other directors as the Board may designate), all of whom are “Outside Directors” within the meaning of Section 162(m) of the Code and Treasury Regulations promulgated thereunder. Upon such appointment, the Committee shall have all the powers, privileges and duties of the Board, and shall be substituted for the Board, in the administration of the Plan, except the power to appoint members of the Committee and to terminate, modify or amend the Plan.

3.3 The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may discharge the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made

2

by a majority of such quorum. Any determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.

3.4 No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith. Service on the Committee shall constitute service as a director of the Company and members of the Committee shall be entitled to indemnification for any actions undertaken by the Committee in accordance with the Company’s Certificate of Incorporation and bylaws.

4. Eligibility.

All Non-Employee Directors of the Company shall be eligible to participate in the Plan.

5. Shares Subject to the Plan.

An aggregate of 550,000 shares of Common Stock (subject to adjustment in accordance with Section 11 below) shall be reserved for issuance in connection with Awards granted under the Plan. Such shares may be authorized but unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Company’s treasury or acquired by the Company for purposes of the Plan.

If any Option shall expire or terminate for any reason without having been exercised in full, the unexercised shares subject thereto shall again be available for purposes of the Plan. Any shares that remain unissued upon cancellation or termination of a Stock Award for any reason whatsoever shall again become available for issuance under the Plan.

6. Granting of Awards.

6.1 All grants of Stock Awards made under the Plan shall be automatic and non-discretionary and shall be subject to the terms and conditions provided in this Section 6. The Committee is also authorized to grant Options and shares of Restricted Stock in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan. All Options granted under the Plan shall be Non-Qualified Stock Options. Each Stock Award and Option granted under the Plan shall be evidenced by an award agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting a Stock Award, each Non-Employee Director agrees that the Award shall be subject to all of the terms and conditions of the Plan and the applicable Stock Award Agreement.

6.2 Each Non-Employee Director who is elected or appointed to the Board after the effective date of the Plan and has not been previously granted an initial option grant under the Company’s 1994 Stock Option Plan for Non-Employee Directors, as amended and restated through September 15, 2000, shall be granted an option to purchase 7,000 shares of the Company’s Common Stock on the date such director takes office.

6.3 Each Non-Employee Director that is serving as a director of the Company prior to approval of the Plan by the shareholders of the Company shall be awarded annually, on the effective date of the Plan, 10,000 shares of Common Stock; subject, however, to such restrictions as to vesting, forfeiture, resale or other terms and conditions as may be imposed by the Committee at the time of such Award. Each Non-Employee Director that is not currently serving as a director of the Company prior to the approval of the Plan by the shareholders of the Company, but is subsequently elected to the Board, shall be awarded annually on the effective date of the Plan 7,000 shares of Common Stock; subject, however, to such restrictions as to vesting, forfeiture, resale or other terms and conditions as may be imposed by the Committee at the time of such Award.

7. Awards; Additional Terms and Conditions.

7.1 The purchase price of the Common Stock under each Option shall be 100% of the Fair Market Value of the Common Stock on the grant date of such Option.

3

7.2 The term of each Option shall be for 10 years from the date of grant, and, except as set forth in Section 7.6 hereof, shall be exercisable whether or not such Non-Employee Director is a member of the Board. In the event of death or disability of the Non-Employee Director, the Option may be exercised during the 12 month period after the date of death or disability of such Holder. The Committee may establish vesting standards for exercising any option granted under the Plan.

7.3 Any part of an Option granted or presently exercisable under the Plan shall be exercisable, in whole or in part, by delivery of a written notice, specifying the number of shares of Common Stock with respect to which the option is being exercised, accompanied by payment in full of the purchase price of any shares of Common Stock to be purchased (in the form of a cashier’s or certified check). No Common Stock shall be issued upon exercise of an Option until full payment has been made therefor. Notwithstanding the preceding sentence, the Committee may permit a Holder to pay the purchase price of the Common Stock to be purchased (i) with shares of Common Stock valued at their Fair Market Value at the date of exercise, (ii) by agreeing to surrender options then exercisable by him valued at the excess of the aggregate Fair Market Value of the Common Stock subject to such options on the date of exercise over the aggregate option exercise price of such Common Stock, (iii) by directing the Company to withhold such number of shares of Common Stock otherwise issuable upon exercise of such options having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the option, or (iv) by such other medium of payment as the Committee, in its discretion, shall authorize, or by any combination of the aforementioned methods of payment. Shares issued upon exercise of an Option shall be issued only in the name of the Holder. All notices shall be delivered to the Secretary of the Company and shall become effective when received.

7.4 Each Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the Holder only by the Holder or by the Holder’s guardian or legal representative. Notwithstanding the preceding provisions of this Section, a Holder, at any time prior to his death, may assign all or any portion of an Option granted to him to (i) his spouse or lineal descendant, (ii) the trustee of a trust established for the primary benefit of his spouse or lineal descendant, (iii) a partnership of which his spouse and lineal descendants are the only partners, or (iv) a tax-exempt organization as described in Section 501(c)(3). In such event, the spouse, lineal descendants, trustee, partnership or tax-exempt organization will be entitled to all the rights of the Holder with respect to the assigned portion of such Option, and such portion of the Option will continue to be subject to all of the terms, conditions and restrictions applicable to the Option as set forth herein immediately prior to the effective date of the assignment. Any such assignment will be permitted only if (i) the Holder does not receive any consideration therefor, and (ii) the assignment is expressly approved by the Committee. Any such assignment shall be evidenced by an appropriate written document executed by the Holder and a copy thereof shall be delivered to the Committee on or prior to the effective date of the assignment.

7.5 Each grant of an Option hereunder shall be evidenced by a Stock Option Agreement, each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. A written Stock Option Agreement shall be promptly executed and delivered by the Company and the Holder, provided that such grant shall terminate if such written agreement is not signed by such Holder and delivered to the Company within 90 days after the delivery of such agreement to the Holder.

7.6 If the service of a Non-Employee Director as a member of the Board terminates for any reason, other than due to (i) Disability; (ii) death of the Holder; (iii) retirement on or after age 65; or (iv) following a change in control, all unexercised Options granted to him prior to such termination shall expire ninety (90) days after the date of such termination.

8. Stock Awards.

8.1 At the time of a grant of a Stock Award, the Committee shall establish an issue and vesting date with respect to such shares. The Committee may divide such shares that are issued pursuant to a Stock Award into

4

classes and may assign a different issue date and/or vesting date for each Stock Award. At the time of grant of a Stock Award, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

8.2 In the event that the Committee imposes vesting restrictions upon any Stock Award, the Company shall cause to be issued a stock certificate, registered in the name of the Holder to whom such shares were awarded, evidencing such shares; provided, that such stock certificate shall bear the following legend:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions contained in the Checkers Drive-In Restaurants, Inc. 2004 Stock Award Plan for Non-Employee Directors and related Stock Award Agreement, and such rules, regulations and interpretations as the Committee may adopt. Copies of the Plan, Stock Award Agreement and any rules and regulations of the Plan may be obtained from the secretary of the Company.

Upon vesting of any share issued under a Stock Award pursuant to the terms of the Plan and applicable Award Agreement, the restrictions set forth above shall cease to apply and the Company shall cause to be delivered to the Holder to whom such shares were granted, a certificate evidencing such shares, free of the legend set forth in Section 8 above. Such shares may remain subject to applicable restrictions on transfer of such shares that are imposed by applicable federal and state securities laws.

8.3 Upon issuance of shares of Common Stock to the Holder under the terms of a Stock Award, the Holder receiving such Award shall thereupon be a shareholder with respect to all of the shares represented by such certificate or certificates and shall have the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares.

8.4 The Committee, in its sole discretion, shall have the power to accelerate the date on which any vesting restrictions or other conditions contained in any Award Agreement shall lapse with respect to any or all shares of Common Stock granted under a Stock Award that has been issued and outstanding for at least one year. Notwithstanding the preceding sentence, if the Holder terminates his relationship with the Company as a director due to death, change of control, retirement at age 65 or Disability, the Committee shall be authorized to accelerate the vesting of such Stock Award.

9. Stock Options; Other Restrictions.

9.1 Absent shareholder approval, neither the Committee nor the Board shall have any authority, with or without the consent of the Holder, to “reprice” an Option after the date of its initial grant with a lower exercise price in substitution for the original exercise price. This paragraph may not be amended, altered or repealed by the Board or the Committee without approval of the shareholders of the Company.

9.2 Any Options granted under this Plan shall not contain any provision entitling the Holder to the automatic grant of a reload option in connection with the exercise of the original Option.

9.3 The Company shall not lend any money to any Holder to finance the purchase of shares of Common Stock under this Plan.

10. Listing and Registration of Shares; Contracts.

Each option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance or

5

purchase of Common Stock thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Each option shall also be subject to the condition that the Company shall not be obligated to issue or transfer Common Stock to the Holder thereof on its exercise, if the Committee determines that such issuance or transfer would violate any covenant in any loan agreement or other contract to which the Company is a party.

11. Adjustment for Changes in Capitalization.

Any increase in the number of outstanding shares of Common Stock of the Company occurring through stock splits or stock dividends after the adoption of the Plan shall be reflected proportionately in an increase in the aggregate number of shares of Common Stock then available for the grant of Awards under the Plan, or becoming available through the termination, surrender or lapse of options previously granted but unexercised, and in the number of shares of Common Stock subject to options then outstanding. Any fractional shares resulting from such adjustments shall be eliminated. If changes in capitalization other than those considered above shall occur, the Committee shall make such adjustment in the number and class of shares as to which options may thereafter be granted, and in the number and class of shares remaining subject to options then outstanding, as the Committee in its discretion may consider appropriate, and all such adjustments shall be conclusive upon all persons.

12. Taxes.

The Company shall make such provisions in the Stock Award Agreements as it shall deem necessary or desirable, to pay or withhold the amount of any tax attributable to any amounts payable under any Option. The Committee may permit a Holder to satisfy the amount of any tax attributable to any amounts payable under any option (i) in Common Stock valued at their Fair Market Value at the date of payment, (ii) by agreeing to surrender options then exercisable by him valued at the’ excess of the aggregate Fair Market Value of the Common Stock subject to such options on the date of payment over the aggregate option exercise price of such Common Stock, (iii) by directing the Company to withhold such number of shares of the Common Stock otherwise issuable upon exercise of such options having an aggregate Fair Market Value on the date of payment equal to’ the exercise price of the option, or (iv) by such other medium of payment as the Board, in its discretion, shall authorize, or by any combination of the aforementioned methods of payment.

13. Limitation of Rights.

13.1 Neither the Plan, nor the granting of an Option nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain Holder for any period of time, or at any particular rate of compensation.

13.2 A Holder shall have no rights as a stockholder with respect to the shares of Common Stock covered by options until the date of the issuance of a stock certificate upon exercise thereof, and no provision will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

14. Other Actions.

Nothing in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant options to, or assume options of, any person in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or any part of the business and assets of any person, firm, corporation, association or other entity.

6

15. Effective Date of the Plan.

The Plan shall become effective on May 26, 2004, subject to approval by the Company’s shareholders at the 2004 Annual Meeting of Stockholders or any adjournment thereof (or at any earlier Special Meeting of Stockholders). No Award granted hereunder shall be effective or exercisable prior to such stockholder approval.

16. Termination and Amendment of the Plan.

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan after May 25, 2014.

The Board, without further action on the part of the Company’s shareholders, may at any time prior to May 25, 2014 terminate, suspend or modify the Plan to the extent permitted by law, regulation or stock exchange requirements. No termination or amendment of the Plan, or amendment of any option, shall adversely affect any right acquired by any Holder under an option granted before the date of such termination or amendment, unless such Holder shall consent; but it shall be conclusively presumed that any adjustment for changes in capitalization as provided in Section 11 above does not adversely affect any such right.

17. Governing Law.

The Plan shall be construed and administered under the laws of the State of Delaware.

IN WITNESS WHEREOF, the Plan has been executed on behalf of the Company on this          day of                         , 2004.

CHECKERS DRIVE-IN RESTAURANTS, INC.

By:

Name:

Its:

7

PROXY

CHECKERS DRIVE-IN RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS—MAY 25, 2004

The undersigned hereby appoints Peter C. O’Hara and Keith E. Sirois, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock of Checkers Drive-In Restaurants, Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Company’s 2004 Annual Meeting of Stockholders to be held on May 25, 2004 (the “Meeting”), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, Annual Report including Form 10-K.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CHECKERS DRIVE-IN RESTAURANTS, INC.

May 25, 2004

@ 9:00 A.M, EASTERN DAYLIGHT SAVINGS TIME

TAMPA, FLORIDA

ADMISSION TICKET

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3. DIRECTORS RECOMMEND: A VOTE “FOR” THE ELECTION OF THE NOMINEES.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors: 2. Ratify and approve the Company’s 2004 Stock Award Plan for Non-Employee Directors.

NOMINEES:

3. Ratify and approve the appointment of KPMG LLP as independent FOR ALL NOMINEES O Terry N. Christensen auditors.

O Willie D. Davis

WITHHOLD AUTHORITY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION

FOR ALL NOMINEES

IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR FOR ALL EXCEPT DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET (See instructions below) FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER

MATTERS AS MAY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.